February 1, 2011

American Scientific Resources, Incorporated
1112 Weston Road, Unit 278
Weston, Florida 33326

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Promissory Note, datedOctober 12, 2010 (the “October 2010 Note”) in the initial principal amount of $100,000, issued by American Scientific Resources, Incorporated (the “Company”), to Granite Financial  Group, LLC (“Granite”), and (ii) that certain Additional 12% Secured Promissory Note, dated November 5, 2010 (the “November 2010 Note”, and together with the October 2010 Note, the “Notes”), in the initial principal amount of $60,000, issued by the Company to Granite.

The Company and Granite hereby agree to amend the Notes as set forth herein. The first sentence of Section 1 of the October 2010 Note is amended and restated in its entirety to read as follows: “Maker shall be required to pay the Payee an amount in cash, wire transfer or check equal to the principal amount, on or before April 12, 2011.”Section 1(a) of the November 2010 Note is amended and restated in its entirety to read as follows: “The full amount of principal and accrued interest under this Note shall be due on April 12, 2011 (the "Maturity Date"), unless due earlier in accordance with the terms of this Note.”

For the avoidance of doubt, effective upon issuance of the consideration payable to Granite hereunder, the Notes shall not be deemed to be in default as of the date hereof solely as a result of the Company’s failure to pay principal and interest under the prior existing Maturity Dates which expired prior to the date hereof but which are amended hereunder.  Granite shall not be deemed to have waived any other events of default that may exist under the Notes, whether known or unknown.

Reference is also made to (i) the 12% Convertible Debenture in the original principal amount of $400,000 issued by the Company to Granite dated May 13, 2010 (the “$400,000 May 2010 Debenture”), (ii) the 12% Convertible Debenture in the original principal amount of $101,000 issued by the Company to Granite dated May 13, 2010 (the $101,000 May 2010 Debenture”),(iii) the Common Stock Warrant issued by the Company to Granite dated May 13, 2010, for the purchase of 5,050,000 shares of common stock (the “May 2010 5,050,000 Shares Warrant”), (iv) the Common Stock Warrant issued by the Company to Granite dated May 13, 2010, for the purchase of 20,000,000 shares of common stock (the “May 2010 20,000,000 Shares Warrant”), (v) the 12% Convertible Debenture in the original principal amount of $100,000 issued by the Company to Granite dated July 22, 2010 (the “July 2010 Debenture” and together with the $400,000 May 2010 Debenture and the $101,000 May 2010 Debenture, the “Debentures”); and (vi) the Common Stock Warrant issued by the Company to Granite dated July 22, 2010 (the “July 2010 Warrant”, and together with the May 2010 5,050,000 Shares Warrant and the May 2010 20,000,000 Shares Warrant, the “Warrants”).

Granite hereby agrees that the issuance of up to 5,000,000 share of the Company’s Common Stock to Lantree Consulting Corporation (the “LankTree Shares”)as well as the issuance of up to 32,000,000 shares of the Company’s Common Stock to Granite (the “Granite Shares”) shall not require an adjustment to the Conversion Price of the Debentures or the Exercise Price of the Warrants nor shall Granite be entitled to additional shares of Common Stock under the Debentures or Warrants as a result of the issuance of the LankTree Shares and/or the Granite Shares. Without limiting the generality of the foregoing, Sections 5(b) of the Debentures (Subsequent Equity Sales) and Section 4(b) of the Warrants (Subsequent Equity Sales) shall not apply with respect to the issuance of the LankTree Shares and/or Granite Shares.

In consideration of the foregoing, the Company shall issue to Granite 32,000,000 shares of common stock.

Except as expressly modified hereby, the Notes, Debentures, and Warrants remain in full force and effect.

Very truly yours,

GRANITE FINANCIAL GROUP, LLC

By: /s/	Daniel Schreiber
Daniel Schreiber, CEO

AGREED AND ACCEPTED

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

By:	/s/ Christopher F. Tirotta
Christopher F. Tirotta, MD, MBA
CEO, Chairman